Exhibit 99.2

SKY FINANCIAL GROUP, INC.

*NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

Core operating earnings are net income adjusted to exclude discontinued operations, merger, integration and restructuring expenses and the results of certain significant transactions or events not representative of ongoing operations ("non-operating items"). Cash operating earnings are core operating earnings adjusted to exclude the after-tax effect of amortizing core deposits and other intangibles. Management believes that both core operating earnings and cash operating earnings assist the investor in understanding the impact of non-operating items and amortization of intangibles on reported results.

Core operating earnings

The following reconciles GAAP income from continuing operations to core operating earnings for each of the periods presented in the tables below:

	Nine months ended September 30,
	2004	2003
Income from continuing operations	$126,301	$113,094

Merger, integration and restructuring expense	4,177	3,486
Non-operating gains	—	—
Tax effect	(1,462)	(1,220)

After-tax non-operating items	2,715	2,266

Core operating earnings	$129,016	$115,360

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Income from continuing operations	$46,148	$40,201	$39,952	$39,585	$40,439

Merger, integration and restructuring expense	3,831	—	346	1,091	—
Non-operating gains	—	—	—	(934)	—
Tax effect	(1,341)	—	(121)	(55)	—

After-tax non-operating items	2,490	—	225	102	—

Core operating earnings	$48,638	$40,201	$40,177	$39,687	$40,439

Merger, integration and restructuring expense in 2004 reflect charges associated with the acquisition of Second Bancorp, Inc. and the sale of Sky Financial Solutions, Inc. in the third and first quarters, respectively.

Merger, integration and restructuring expense in 2003 reflect the impact of charges for the acquisition GLB Bancorp, Inc. in the fourth quarter. The non- operating gain recognized in the fourth quarter of 2003 relates to a gain on the sale of a building.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator and non-interest income in the denominator of the core operating efficiency ratio disclosed in the tables. The comparable information on a GAAP basis is also provided in the tables.

Return on average assets and return on average equity calculated on a GAAP basis for each of the periods in the investor presentation is as follows:

	Three months ended September 30,
	2004	2003
Return on average equity	13.21%	18.00%
Return on average assets	1.26%	1.31%

The efficiency ratio calculated on a GAAP basis for each of the periods in the investor presentation is as follows:

	Three months ended September 30,
	2004	2003
Efficiency ratio	55.57	53.95

The following table reconciles average GAAP equity to average tangible equity for the nine months ended September 30, 2004 and 2003, as well as for each of the period ends presented in the tables.

	September 30,
	2004	2003
Average GAAP equity	$1,162,211	$885,362

Goodwill	439,409	162,222
Core deposits and other intangibles	74,976	54,619
Deferred taxes	(26,242)	(19,117)

	488,143	197,724

Average tangible equity	$674,068	$687,638

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Average GAAP equity	$1,390,013	$1,060,518	$1,033,599	$978,324	$916,309

Goodwill	436,148	198,414	193,561	174,660	162,568
Core deposits and other intangibles	75,939	49,056	50,474	54,176	53,626
Deferred taxes	(26,579)	(17,170)	(17,666)	(18,962)	(18,769)

	485,508	230,300	226,369	209,874	197,425

Average tangible equity	$904,505	$830,218	$807,230	$768,450	$718,884

The following table reconciles average GAAP assets to average tangible assets for the nine months ended September 30, 2004 and 2003, as well as for each of the period ends presented in the tables.

	September 30,
	2004	2003
Average GAAP assets	$13,180,681	$11,950,564

Goodwill	439,409	162,222
Core deposits and other intangibles	74,976	54,619
Deferred taxes	(26,242)	(19,117)

	488,143	197,724

Average tangible assets	$12,692,538	$11,752,840

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Average GAAP assets	$14,523,149	$12,114,421	$12,889,715	$12,808,243	$12,626,082

Goodwill	436,148	198,414	193,561	174,660	162,568
Core deposits and other intangibles	75,939	49,056	50,474	54,176	53,626
Deferred taxes	(26,579)	(17,170)	(17,666)	(18,962)	(18,769)

	485,508	230,300	226,369	209,874	197,425

Average tangible assets	$14,037,641	$11,884,121	$12,663,346	$12,598,369	$12,428,657

The following table reconciles GAAP earnings per share to core operating earnings per share and cash operating earnings per share:

Basic EPS	September 30,
	2004	2003
Net income	$1.49	$1.31
After-tax earnings from discontinued operations	(0.19)	(0.02)
After-tax merger, integration and restructuring	0.03	0.03

Core operating earnings	1.33	1.31

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Net income	$0.44	$0.43	$0.63	$0.45	$0.46
After-tax earnings from discontinued operations	—	—	(0.20)	(0.02)	(0.01)
After-tax merger, integration and restructuring	0.02	—	—	—	—

Core operating earnings	0.46	0.43	0.43	0.43	0.45

Diluted EPS	September 30,
	2004	2003
Net income	$1.47	$1.29
After-tax earnings from discontinued operations	(0.19)	(0.02)
After-tax merger, integration and restructuring	0.03	0.03

Core operating earnings	1.31	1.29

	2004			2003
	3rd qtr	2nd qtr	1st qtr	4th qtr	3rd qtr
Net income	$0.43	$0.43	$0.62	$0.45	$0.46
After-tax earnings from discontinued operations	—	—	(0.20)	(0.02)	(0.02)
After-tax merger, integration and restructuring	0.03	—	0.01	—	—

Core operating earnings	0.46	0.43	0.43	0.43	0.44